                                                                     EXHIBIT 3.2



                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNICCO FINANCE CORP.

                  FIRST: The name of the Corporation (hereinafter called the "Corporation") is UNICCO Finance Corp.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or the purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 200,000 shares of Common Stock, par value $0.01 per share.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

         NAME                       MAILING ADDRESS
         ----                       ---------------

Molly A. Martin                     Posternak, Blankstein & Lund, L.L.P.
                                    100 Charles River Plaza
                                    Boston, MA 02114

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. No election of directors need be by written ballot
                  unless so provided in the By-Laws of the Corporation.

                           2. Whenever the Corporation shall be authorized to
                  issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of the General

                  Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  EIGHTH:           LIABILITY OF DIRECTORS. No director shall be
personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware,
(iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when the provision becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  NINTH:            INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                  9.1 INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by the General Corporation Law of the State of Delaware. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  9.2 NONEXCLUSIVITY. The rights of indemnification provided in this Article NINTH shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applied to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

                  9.3 INSURANCE. The Corporation may purchase and maintain insurance to protect any persons against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article NINTH or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  9.4 AMENDMENT. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the rights of any individual referred to in this Article NINTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                  TENTH: The power to amend, alter, or repeal the Bylaws of the Corporation and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.


         Signed on October 10, 1997



                                           /s/ Molly A. Martin
                                           --------------------------------
                                           Molly A. Martin, Incorporator







                                       3